Exhibit 10.52

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SECOND AMENDMENT TO MASTER SERVICES AGREEMENT

BETWEEN

AMYLIN PHARMACEUTICALS, INC.

AND

WOCKHARDT UK (HOLDINGS) LTD.

This Second Amendment to the Amended and Restated Commercial Supply Agreement (this “Second Amendment”) is made as of November 1, 2010 (“Effective Date”), by and between Amylin Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 9360 Towne Centre Dr., San Diego, CA 92121, (“Amylin”) and Wockhardt UK (Holdings) Ltd., formerly CP Pharmaceuticals Ltd., having its registered office at Ash Road North, Wrexham Industrial Estate, Wrexham LL13 9UF, United Kingdom (“Wockhardt”).

RECITALS

WHEREAS, Wockhardt and Amylin are parties to an Amended and Restated Commercial Supply Agreement dated April 1, 2008 (the “Agreement”), that was amended on January 23, 2009 (the “First Amendment”); and;

WHEREAS, in connection with extending the Term, amending the pricing and minimum quantities and deleting the Reservation Fee, the parties desire to amend the Amended and Restated Commercial Supply Agreement and the First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that the Agreement is amended as follows:

1)              Section 9.1 of the Agreement, Term , shall be deleted in its entirety and shall be  replaced with the following:

“The term of this Agreement shall commence on the Effective date of this Second Amendment, and unless terminated earlier by the terms of the Agreement, shall continue until December 31, 2011(the “Term”).  The Agreement shall terminate after the Term unless extended by mutual written Agreement by both parties.”

2)              Section 3.3 of the Agreement, Invoices, shall be deleted in its entirety and shall be replaced with the following:

“Upon completion of the manufacture of the Product under each purchase order and the submission of a Certificate of Analysis and Certificate of Compliance duly approved by Manufacturer to Company for the batches of Product manufactured for such purchase order, Manufacturer shall invoice Company the Product Price for the quantity of Product manufactured.”

3)              As of the Second Amendment Effective Date, Amylin and Wockhardt agree that Exhibit A of the Agreement shall be deleted in its entirety and shall be replaced with Exhibit A-1, attached to this Second Amendment which is incorporated herein by this reference.

4)              As of the Second Amendment Effective Date, the Parties agree that all prior Minimum Quantity, including the Minimum Quantity for the 6th Period of [***] listed in Exhibit C-1 of the First Amendment has been completed by Amylin.

5)              The Parties agree to add Section 3.2.1, entitled “True-Up” to the Agreement as follows:

“If, at the expiration of the Term of this Agreement  and delivery of Product ordered within the Term, the volume assumptions on which the Product  Price reflected in any one or more invoices for Product ordered is not reflective of the actual quantities delivered per the volume/price tiers listed in the Product Price Table in Exhibit A-1, then within [***] days after the Term of the Agreement and delivery of all Product ordered within the Term, Manufacturer will send to Company an invoice detailing for each Product description and for each previously issued invoice (i) the previously invoiced price, (ii) the actual  Product Price based on the actual volume of Product ordered within the term of this amendment and (iii) the difference between the invoiced price and the actual  Product Price (the “Itemized Annual Invoice”)

If, when considered in aggregate, the amount paid or payable by Company  for Product ordered during the Term of this Agreement against invoices previously issued by Manufacturer is in excess of the amount payable by Company  based on the Product Price for the actual volume of Product ordered, Manufacturer shall, contemporaneous with the delivery of the Itemized Annual Invoice and at Company’s option, give Company a full refund of the excess amount or, with respect to any previously issued but as yet unpaid invoice, issue an appropriate credit equal to the access amount.

The actual quantities delivered used in the above True-Up calculations are cumulative delivered volumes  that includes all 1.2mL, 2.4mL and 3.0mL Product ordered (including sample, demo, clinical, commercial, and engineering batches) during the Term provided that the latest delivery date stated on the purchase order  is March 31, 2012.”

6)              Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force.  Capitalized terms not otherwise defined herein shall have the meanings accorded such terms in the Agreement.

7)              This Second Amendment is effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have agreed to this Second Amendment by signing below.  This Second Amendment may be executed in any number of counterparts (with facsimile signatures acceptable), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

AMYLIN PHARMACEUTICALS, INC.		WOCKHARDT UK (HOLDINGS) LTD.

By:	/s/Paul Marshall	By:	/s/ Sirjiwan Singh
Printed Name:	Paul Marshall	Printed Name:	Sirjiwan Singh
Title:	Sr. Vice President, Operations	Title:	Managing Director
Date:	12 November 2010	Date:	17-11-2010

***Confidential Treatment Requested

Exhibit A-1

Pricing

Product Price Table:

Cartridge Size	Volume (units)	Price
1.2mL/2.4mL/3mL	[***]	£[***] for 1.2mL £[***] for 2.4mL/3mL
1.2mL/2.4mL/3mL	[***] – [***]MM	£[***]
1.2mL/2.4mL/3mL	[***]MM – [***] MM	£[***]
1.2mL/2.4mL/3mL	> [***] MM	£[***]

Cartridge Size	Batch Yield
1.2mL	[***]
2.4mL	[***]

Materials, in-process analytical and microbiological testing, finished product sterility and endotoxin testing, samples and packaging are inclusive in the prices set forth above.

Any additional services, such as assistance with regulatory submissions, provision of documentation copies, non-routine quality control testing and component approval, will be charged at a rate of £UK[***] per man-hour.  These services and document copies are in addition to those required to be supplied by the Manufacturer under this Agreement.  All services and copies, and the charges for them, must be agreed in advance by Amylin.

***Confidential Treatment Requested